EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of Class A Common Stock, $0.00001 par value per share, of Ibotta, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 29, 2024

KDT Ibotta Holdings, LLC

By:	/s/ Nicholas Hoffman
Name:	Nicholas Hoffman
Title:	Secretary

Koch Disruptive Technologies, LLC

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Secretary

Koch Disruptive Technologies Holdings, LLC

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Secretary

Koch Investments Group, LLC

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Secretary

Koch Investments Group Holdings, LLC

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Secretary

Koch Industries, Inc.

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Assistant Secretary